Exhibit 99.1

JoS. A. Bank Expands Tuxedo Rentals to Over 300 Stores

HAMPSTEAD, Md.--(BUSINESS WIRE)--May 3, 2010--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") announces that the Company has expanded its tuxedo rental business to over 300 stores as of May 1, and plans to add it to the rest of its stores no later than the end of the third quarter of this year. In January, 2010, the Company launched this initiative on a pilot basis in 32 of its stores.

R. Neal Black, President and CEO of JoS. A. Bank, stated: “We are pleased with our progress and results since we launched the tuxedo rental business on a pilot basis in 32 stores in the Southeast United States in mid-January. We have spent significant time and effort to ensure that we can deliver our usual high quality service to our tuxedo rental customers. To address this, we have developed an internal system to manage this business on a large-scale national basis. We will have the functionality to give all of our stores the ability to review the status of any customer’s order upon request. The system will also allow customers to place orders in one store and to pick-up or drop-off the tuxedos in a different store. Simultaneously, we have developed and implemented an extensive training program to prepare our sales force to effectively promote and execute the delivery of this very service-oriented and time-sensitive product. We have also actively participated in the bridal show network in the region where the 32 pilot stores are located, and have plans to participate in bridal shows on a national basis with this larger rollout. We feel we are well positioned to start capitalizing on this significant opportunity for the Company.”

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 476 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2010. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715
or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com